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                                                                     EXHIBIT 9.1

                  AMENDED AND RESTATED VOTING TRUST AGREEMENT


      THIS AMENDED AND RESTATED VOTING TRUST AGREEMENT (this "Agreement") is made as of May 4, 1994, among Ronald T. Larizza (the "Voting Trustee"), Larizza Industries, Inc., an Ohio corporation (the "Depositary") and the shareholders of the Depositary set forth on the signature pages of this Agreement (individually, a "Beneficial Owner", and collectively, the "Beneficial Owners").

                                    RECITALS


      The parties hereto acknowledge the truth and accuracy of the following recitals and incorporate them as a part of this Agreement:

      A. The Beneficial Owners collectively hold of record or beneficially own 3,272,177 shares of Common Stock, no par value, of the Depositary. Such shares are collectively referred to herein as the "Shares".

      B. It is a condition precedent to effecting a transfer of Shares held by Edward L. Sawyer, Jr. and subject to the predecessor to this Agreement, that the Beneficial Owners, including transferees from Mr. Sawyer, transfer voting control of the Shares to the Voting Trustee.

      C. For such reasons and in order to ensure the continuity of management and policy of the Depositary, it is deemed to be in the best interests of Beneficial Owners and the Depositary to vest the voting power of Beneficial Owners in the Voting Trustee. Accordingly, Beneficial Owners desire to deposit the Shares with the Depositary as agent for the Voting Trustee. The parties acknowledge that the Shares covered by this Agreement, when added to the number of shares of Common Stock of the Depositary held of record or beneficially owned by the Voting Trustee from time to time, will enable the Voting Trustee to elect a majority of the members of the Board of Directors of the Depositary.

      THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, desiring to create a trust in the manner herein provided and intending to be legally bound, agree as follows:

      1. Promptly after the execution and delivery of this Agreement, each Beneficial Owner will deposit with and deliver to the Depositary (as agent of the Voting Trustee and Beneficial Owners) such Beneficial Owner's stock certificate(s) evidencing all of such Beneficial Owner's Shares, accompanied by a stock power duly endorsed in blank, in transferable form and further endorsed so as to make ownership or transferability subject to this Agreement, together with all other documents reasonably requested by the Voting Trustee or the Depositary. If the Voting Trustee so elects, any or all of the Shares may be registered in the name of "Voting Trustee of Common Stock of Larizza Industries, Inc. under Voting Trust Agreement dated as of May 4, 1994."
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      2.   The certificate(s) for the Shares delivered to the Depositary pursuant to the terms of this Agreement, or any certificate(s) issued in replacement thereof, shall be held at all times while this Agreement is in force by the Depositary for the sole and exclusive benefit of:

           (a)   Beneficial Owners or their successors as herein provided; and

           (b) the person(s) entitled by this Agreement to exercise the voting rights herein granted.

      3. During the term that this Agreement is in effect, none of the Shares, nor any interest of any Beneficial Owner therein, may be sold, transferred, pledged or otherwise disposed of or encumbered in any manner, voluntarily or involuntarily by such Beneficial Owner, without the prior written consent of the Voting Trustee.

      4. At the Voting Trustee's request, the certificates(s) representing any or all of the Shares deposited by any Beneficial Owner hereunder may be surrendered to and cancelled by the Depositary, in which case new certificate(s) for such Shares shall be issued by the Depositary in the name of the Voting Trustee, as specified in a writing signed by the Voting Trustee and delivered to the Depositary. Such new certificates shall be delivered to the Voting Trustee or the Depositary, as the trustees may direct, and shall bear the following legend:

           "The shares of stock represented by this certificate are restricted as to transfer in accordance with, and are otherwise subject to the terms of, a Voting Trust Agreement dated as of May 4, 1994, among various shareholders of Larizza Industries, Inc., Ronald T. Larizza and Larizza Industries, Inc., a copy of which is on file at the office of Larizza Industries, Inc."

If new certificates are so issued in accordance with the foregoing, this fact shall be noted in the proper books and records of the Depositary.

      5. Each Beneficial Owner does hereby irrevocably make, constitute and appoint the Voting Trustee as his, her or its true and lawful attorney and proxy to appear for, represent and vote the Shares for him, her or it at all meetings of the shareholders of the Depositary, or to take action by written consent without a meeting, in such manner and upon such issues and matters as the Voting Trustee may, in his sole discretion determine, and on which such Beneficial Owner is entitled to vote.

      6. In the event that the Voting Trustee, or any successor Voting Trustee, shall fail to continue to serve as Voting Trustee, then the Depositary's Board of Directors shall appoint a person to serve as a successor Voting Trustee. A successor Voting Trustee shall have and exercise all of the powers and privileges of his predecessor pursuant to this Agreement without limitation. The appointment of a successor Voting

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Trustee shall be conclusively deemed to have been effected at the time when the Board of Directors of the Depositary adopts a resolution of such appointment.

      7. Unless otherwise agreed among the parties hereto, this Agreement shall terminate on December 31, 1998. In the event of any such termination, the Voting Trustee and the Depositary will transfer and/or redeliver as soon as practicable after being requested to do so by a Beneficial Owner or his or its successor, the certificate(s) for the Shares of such Beneficial Owner then held by the Depositary. It is acknowledged and agreed by all parties hereto that the voting rights herein granted by Beneficial Owners to the Voting Trustee are granted in connection with the transfer of shares formerly held by Edward L. Sawyer and subject to the predecessor to this Agreement. Accordingly, such rights are coupled with an interest in the Shares to which such rights relate and are irrevocable by Beneficial Owners so long as this Agreement remains in force.

      8. The entire beneficial interest in the Shares, and all rights in the Shares not specifically granted to the Voting Trustee or the Depositary by the terms of this Agreement, are retained by Beneficial Owners.

      9. The Voting Trustee and the Depositary shall incur no responsibility as shareholder, trustee, or otherwise, by reason of any error of judgment or mistake of law or other mistake, for any misconstruction of this Agreement, or for any action of any nature taken or omitted hereunder or believed by either of them to be in accordance with the provisions and intent hereof or otherwise, except for the willful misconduct of such party. If so requested by the Voting Trustee, the Depositary shall indemnify the Voting Trustee and hold him harmless from and against all losses, claims, liabilities and demands, including, without limitation, any such losses, claims, liabilities and demands in connection with or growing out of the administration of the trust created by this Agreement, except that the Voting Trustee shall not be entitled to such indemnification if any such loss, claim, liability or demand shall arise from his willful misconduct. The Voting Trustee shall not be required to give a bond or security for the discharge of his duties under this Agreement.

      10.  The following provisions shall be used in interpreting this
Agreement:

           (a) This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and permitted successors and assigns of the parties hereto.

           (b) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           (c) This Agreement shall become effective when it shall be signed by the Voting Trustee and Beneficial Owners.





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           (d)   The validity of this Agreement, or any part thereof, and
      interpretations of all provisions hereof, shall be governed by the laws of the State of Ohio.

           (e) The invalidity of any term or provision of this Agreement shall not affect the validity of the remainder of this Agreement.

           (f) An executed counterpart of this Agreement may, but shall not be required to, be filed with the Secretary of the Depositary, and upon such filing shall be open to inspection by any shareholder of the Depositary at the executive offices of the Depositary at all reasonable times.

           (g) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        BENEFICIAL OWNERS:



                                        /s/ EDWARD L. SAWYER, JR.
                                        Edward L. Sawyer, Jr.


                                        /s/ DOROTHY M. SAWYER
                                        Dorothy M. Sawyer


                                        THE ALEXANDER SAWYER TRUST UNDER
                                        IRREVOCABLE TRUST AGREEMENT
                                        DATED JULY 21, 1987


                                        By:  /s/ ROBERT H. JACKSON
                                        Robert H. Jackson, Trustee


/s/ EDWARD W. WELLS                    /s/ ANGELA WELLS
                   Edward W. & Angela Wells


                                        /s/ TERENCE C. SEIKEL
                                        Terence C. Seikel, Trustee of the
                                        Revocable Trust Dated Feb 15, 1993

(Signatures continued)





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                                        PRUDENTIAL SECURITIES, CUSTODIAN FOR
                                        TERENCE C. SEIKEL, I.R.A.

                                        By:    /s/ THOMAS WARDELL

                                              Its:  Assistant Vice President


                                        /s/ VINCENT L. DONOVAN
                                        Vincent L. Donovan


/s/ WILLIAM H. KETT                     /s/ GAIL KETT
                   William H. & Gail Kett


                                        /s/ LARRY PHILLIPS
                                        Larry Phillips


                                        /s/ SHEILA J. PHILLIPS
                                        Sheila J. Phillips


/s/ MICHAEL JAMES PROKOPETZ             /s/ NICOLE PROKOPETZ
                 Michael James & Nicole Prokopetz


                                        /s/ P. BALLANTYNE
                                        P. Ballantyne



/s/ MARY JANE VICARY                    /s/ MICHAEL S. VICARY
                 Mary Jane & Michael S. Vicary


                                        /s/ SANDRA A. COSTILL
                                        Sandra A. Costill


/s/ NORMAN K. KROL                      /s/ LINDA KROL
                 Norman K. and Linda Krol

(Signatures continued)





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                                        PRUDENTIAL SECURITIES, INC. to be
                                        deposited in Norman K. Krol I.R.A.
                                        Rollover Account #013-R40616


                                        By:   /s/ THOMAS WARDELL

                                              Its: Assistant Vice President


                                        /s/ HOSSEIN REZA NIKOUI
                                        Hossein Reza Nikoui


                                        /s/ JOHN C. TAYLOR
                                        John C. Taylor


/s/ MICHAEL LIETERT                     /s/ LISA LIETERT
                  Michael & Lisa Lietert


                                        /s/ JAMES L. CURTIS
                                        James L. Curtis


                                        /s/ RICHARD J. LORIA
                                        Richard J. Loria


                                        /s/ JOHN R. PALMER
                                        John R. Palmer


/s/ ROBERT T. HOWELL                    /s/ MICHELE HOWELL
                  Robert T. & Michele Howell


/s/ JEFF HORTON                         /s/ DONNA HORTON
                  Jeff & Donna Horton


                                        VOTING TRUSTEE:


                                        /s/ RONALD T. LARIZZA
                                        Ronald T. Larizza


(Signatures continued)





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                                                                  DEPOSITARY:


                                        LARIZZA INDUSTRIES, INC., an
                                        Ohio corporation


                                        By:  /s/ TERENCE C. SEIKEL

                                             Its:  Chief Financial Officer





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